UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 20, 2018
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On July 20, 2018, Pilgrim’s Pride Corporation (the “Company”), and certain of the Company’s subsidiaries entered into a Fourth Amended and Restated Credit Agreement (the “New Credit Agreement”) with CoBank, ACB, as administrative agent and collateral agent, and the other lenders party thereto. The New Credit Agreement provides for a $750.0 million revolving credit commitment and a $500.0 million term loan commitment. The Company used the proceeds from the term loan commitment under the New Credit Agreement, together with cash on hand, to repay the outstanding loans under the Company’s previous credit agreement with Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and the other lenders and financial institutions party thereto.
Under the New Credit Agreement, the maturity date of the revolving loan commitment and the term loans was extended from May 6, 2022 to July 20, 2023. The New Credit Agreement includes an accordion feature that provides the Company, at any time, to increase the aggregate revolving loan and term loan commitments by up to an additional $1.25 billion, subject to the satisfaction of certain conditions, including obtaining the lenders’ agreement to participate in the increase.

The New Credit Agreement continues to contain customary financial and other various covenants for transactions of this type, including restrictions on the Company's ability to incur additional indebtedness, incur liens, pay dividends, make certain restricted payments, consummate certain asset sales, enter into certain transactions with the Company’s affiliates, or merge, consolidate and/or sell or dispose of all or substantially all of our assets. The New Credit Agreement requires the Company to comply with a minimum level of tangible net worth covenant. The New Credit Agreement also provides that the Company may not incur capital expenditures in excess of $500.0 million in any fiscal year.

All obligations under the New Credit Agreement continue to be unconditionally guaranteed by certain of the Company’s subsidiaries and continue to be secured by a first priority lien on (i) the accounts receivable and inventory of the Company and its non-Mexico subsidiaries, (ii) 100% of the equity interests in our domestic subsidiaries, To-Ricos, Ltd. and To-Ricos Distribution, Ltd., and 65% of the equity interests in our direct foreign subsidiaries and (iii) substantially all of the assets of the Company and the guarantors under the New Credit Agreement.

The foregoing description of the New Credit Agreement and the transactions contemplated by the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the New Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Fourth Amended and Restated Credit Agreement, dated as of July 20, 2018, by and among Pilgrim’s Pride Corporation, certain of its subsidiaries, CoBank ACB, as administrative agent and collateral agent, and the other lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	July 24, 2018	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer